U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): February 4, 2003




                         Commission file number 0-22464
                                                -------




                                KOALA CORPORATION
                                -----------------
                      (Exact name of small business issuer
                          as specified in its charter)



           Colorado                                      84-1238908
-------------------------------               ---------------------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)




                 7881 South Wheeling Court, Englewood, CO 80112
                 ----------------------------------------------
                    (Address of principal executive offices)


                                 (303) 539-8300
                               -- ---------------
                           (Issuer's telephone number)




                                 Not Applicable
                                 --------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

ITEM 5.           OTHER EVENTS

     On February 4, 2003, Richard Akright was elected to the Board of Directors of Koala Corporation (the "Company"). Previously, Mr. Akright has served in financial positions with KMC Telecom, Inc. and Qwest Communications International, Inc., and as Chief Financial Officer of Supernet, Inc. Mr. Akright has over ten years of public accounting experience. Mr. Akright graduated from Colorado State University with a M.S. in Business Administration and Western Illinois University with a B.B. in Accounting. Mr. Akright will also chair the Company's Audit Committee.

     The Company issued a press release announcing the appointment, a copy of which is attached hereto as Exhibit 99.1

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)         Exhibits.

         99.1        Press Release issued February 7, 2003.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        KOALA CORPORATION



Date:  February 7, 2003             By:  /s/ Jeffrey L. Vigil
                                        ----------------------------------------
                                        Jeffrey L. Vigil, Vice President,
                                        Finance and Administration

                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE
---------------------                                                  NEWS
February 7, 2003                                                   Nasdaq-KARE

                   KOALA CORPORATION APPOINTS RICHARD AKRIGHT
                              TO BOARD OF DIRECTORS

             Akright also Selected to Head Company's Audit Committee

DENVER, Colorado - Koala Corporation (Nasdaq-KARE), a diversified business-to-business provider of family-friendly solutions, today announced that Richard Akright has been appointed to the Company's board of directors. Akright, who joins the board with more than 10 years of public accounting experience, also has been selected as chairman of Koala's audit committee.

Akright most recently worked with KMC Telecom, Inc., a fiber-based integrated communications provider with annual revenue of approximately $500 million. He served as vice president of finance for KMC's $300 million Next Generation Platform operating segment. In addition to financial management functions, Akright developed customized data outsourcing packages that addressed customers' specific needs in areas of cost management and expense reduction.

Akright also served as chief financial officer of Qwest Internet and Multimedia Markets, a $1 billion division of Qwest Communications International, Inc. His duties included development and implementation of budgeting and forecasting processes, assistance with marketing and operational plans, and assistance in establishing strategic business partnerships with the likes of IBM, AOL, Microsoft and KPMG Consulting.

Akright also has worked in the oil and gas, distribution and manufacturing industries, and has specific experience in financial and tax reporting, treasury, human resources, and insurance and risk management.

"Richard joins the board with extensive experience in an array of industries for several dynamic and complex companies," said Chairman John T. Pfannenstein. "His broad business background and explicit knowledge of financial management and control issues will be an important resource to our board, the audit committee and Koala's senior management team."

Akright will assume the Audit Committee leadership role from Nancy Pierce, who will remain on the committee and also will head the board's compensation committee.

"I am honored to have been named to Koala's board and look forward to assisting my fellow directors with the guidance of this promising Company," Akright said. "Koala has become a household name with many family oriented businesses and I believe the Company has a very bright future. I look forward to helping the board and management team address both the challenges and extraordinary opportunities that lie ahead."

Akright received a master's in business administration from Colorado State University and a Bachelor of Business degree in accounting from Western Illinois University. He also spent 10 years with Deloitte & Touche LLP in roles ranging from staff accountant to senior manager.

                                                             Continued on Page 2

Founded in 1986, Koala Corporation is an integrated provider of products and solutions designed to help businesses become "family friendly" and allow children to play safely in public. The Company develops and markets a wide variety of infant and child protection and activities products, which are marketed under the Company's recognizable "Koala Bear Kare" brand name. Koala's strategic objective is to address the growing commercial demand for safe, public play environments for children, as well as products and solutions that help businesses create family-friendly atmospheres for their patrons.

Statements made in this news release that are not historical facts may be forward-looking statements. Such statements include projections regarding future earnings results and are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Koala Corporation and its industry and other factors which could affect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

                                       ###

                                    CONTACTS:

Geoff High
Pfeiffer High Public Relations, Inc.
303/393-7044
geoff@pfeifferhigh.com